                                                                   EXHIBIT 99.1


BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
FINANCIAL STATEMENTS
DECEMBER 31, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
Bright Tiger Technologies, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in redeemable convertible preferred stock and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Bright Tiger Technologies, Inc. (a development stage enterprise) (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, and for the period from inception (June 6, 1996) through December 31, 1996 and for the period from inception (June 6, 1996) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
April 15, 1999

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
--------------------------------------------------------------------------------


                                                                      December 31,            March 31,
                                                                   1997          1998           1999
                                                               -----------   ------------   -------------
                                                                                              (unaudited)
ASSETS
Current assets:
 Cash and cash equivalents                                     $ 1,666,100   $  1,313,800    $    662,100
 Short term investments                                          4,717,400        495,700              --
 Accounts receivable, net                                           17,700        101,400         202,900
 Prepaid expenses                                                       --         31,500          38,500

   Total current assets                                          6,401,200      1,942,400         903,500

 Fixed assets, net                                                 898,100        701,200         595,800
 Other assets                                                       13,400         15,000          15,000
                                                               -----------   ------------   -------------
   Total assets                                                $ 7,312,700   $  2,658,600    $  1,514,300
                                                               -----------   ------------   -------------
                                                               -----------   ------------   -------------

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
 AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Promissory notes                                              $             $  1,500,000       1,500,000
 Current portion of long-term debt                                 123,200      1,145,900       1,073,000
 Accounts payable                                                  211,600        107,600         117,000
 Accrued employee compensation and benefits                         80,800         35,400          79,000
 Accrued marketing expenses                                         47,000         17,000          18,000
 Other accrued expenses                                             54,300         84,500          96,600
 Deferred revenues                                                                 28,900          47,200

   Total current liabilities                                       516,900      2,919,300       2,930,800

Long-term debt                                                     751,800
                                                               -----------   ------------   -------------
   Total liabilities                                             1,268,700      2,919,300       2,930,800

Redeemable convertible preferred stock:
 Series C, $.01 par value; 1,333,334 shares authorized,
  issued and outstanding at December 31, 1997 and 1998
  and March 31, 1999 (unaudited) (liquidating preference
  of $6,000,000)                                                 6,000,000      6,000,000       6,000,000
 Series B, $.01 par value; 1,634,500 shares authorized,
  issued and outstanding at December 31, 1997 and 1998
  and March 31, 1999 (unaudited) (liquidating preference
  of $4,086,200)                                                 4,086,200      4,086,200       4,086,200
 Series A, $.01 par value; 350,000 shares authorized,
  issued and outstanding at December 31, 1997 and 1998
  and March 31, 1999 (unaudited) (liquidating preference
  of $350,000)                                                     350,000        350,000         350,000
                                                               -----------   ------------   -------------
   Total redeemable convertible preferred stock                 10,436,200     10,436,200      10,436,200
                                                               -----------   ------------   -------------

Stockholders' deficit:
 Common stock, $.01 par value; 10,000,000 shares
  authorized, 1,782,123 shares issued and 1,748,823 shares
  outstanding at December 31, 1997; 1,828,073 shares
  issued and 1,397,448 shares outstanding at
  December 31, 1998; 1,845,240 shares issued and
  1,414,615 shares outstanding at March 31, 1999 (unaudited)        17,800         18,300          18,500
 Additional paid-in capital                                         51,800         57,300          60,100
 Deficit accumulated during the development stage               (4,461,600)   (10,733,600)    (11,892,400)
                                                               -----------   ------------   -------------

                                                                (4,392,000)   (10,658,000)    (11,813,800)

 Treasury stock at cost: 33,300, 430,625 and 430,625
  shares at December 31, 1997 and 1998 and March 31, 1999
  (unaudited), respectively                                           (200)       (38,900)        (38,900)

Total stockholders' deficit                                     (4,392,200)   (10,696,900)    (11,852,700)
                                                               -----------   ------------   -------------
                                                               -----------   ------------   -------------
Total redeemable convertible preferred stock and
 stockholders' deficit                                           6,044,000       (260,700)     (1,416,500)

Commitments (Note 8)                                                    --             --              --
                                                               -----------   ------------   -------------

   Total liabilities, redeemable convertible preferred
    stock and stockholders' deficit                            $ 7,312,700   $  2,658,600    $  1,514,300
                                                               -----------   ------------   -------------
                                                               -----------   ------------   -------------

   The accompanying notes are an integral part of these financial statements.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                            PERIOD FROM                                PERIOD FROM                                  PERIOD FROM
                             INCEPTION                                  INCEPTION                                    INCEPTION
                           (JUNE 6, 1996)   YEAR ENDED DECEMBER 31,   (JUNE 6, 1996)  THREE MONTHS ENDED MARCH 31, (JUNE 6, 1996)
                              THROUGH                                    THROUGH      ----------------------------    THROUGH
                            DECEMBER 31,    ------------------------   DECEMBER 31,        1998          1999        MARCH 31,
                                1996           1997         1998           1998        (UNAUDITED)   (UNAUDITED)        1999
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Revenues                     $      --      $    17,700  $   492,700   $    510,400    $   32,900    $  207,800     $    718,200
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Costs and expenses:
  Cost of Revenues                  --           11,800       22,300         34,100            --         2,400           36,500
  Research and
    development                235,700        2,180,800    3,032,700      5,449,200       750,800       659,200        6,108,400
  Sales and marketing           42,700        1,546,000    3,000,900      4,589,600       988,900       487,000        5,076,600
  General and
    administrative              49,700          529,100      755,700      1,334,500       186,200       177,600        1,512,100
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
                               328,100        4,267,700    6,811,600     11,407,400     1,925,900     1,326,200       12,733,600
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
      Loss from
        operations            (328,100)      (4,250,000)  (6,318,900)   (10,897,000)   (1,893,000)   (1,118,400)     (12,015,400)
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Other income (expense):
  Interest income                   --          156,100      161,800        317,900        67,000        13,000          330,900
  Interest expense                (700)         (29,000)    (114,900)      (144,600)      (20,500)      (53,400)        (198,000)
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
                                  (700)         127,100       46,900        173,300        46,500       (40,400)         132,900

                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
      Net loss               $(328,800)     $(4,122,900) $(6,272,000)  $(10,723,700)   $(1,846,500)  $(1,158,800)   $(11,882,500)
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------

   The accompanying notes are an integral part of these financial statements.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS'
 DEFICIT
For the Period from Inception (June 6, 1996) through December 31, 1998
--------------------------------------------------------------------------------


                                    REDEEMABLE                                          DEFICIT
                                   CONVERTIBLE                                        ACCUMULATED
                                  PREFERRED STOCK      COMMON STOCK      ADDITIONAL    DURING THE     TREASURY STOCK
                               --------------------- -------------------  PAID-IN     DEVELOPMENT   ------------------
                                 SHARES     AMOUNT     SHARES  PAR VALUE  CAPITAL        STAGE      SHARES     AMOUNT    TOTAL
                               --------- ----------- --------- --------- ----------  ------------- --------- --------- ----------
Issuance of restricted common
  stock to founders                --    $     --    1,000,137 $10,000   $   --      $     (9,900)     --     $  --    $      100
Issuance of Series A
  redeemable convertible
  preferred stock                350,000     350,000
Net loss                                                                                 (328,800)                        (328,800)
                               --------- ----------- --------- --------- ----------  ------------- --------- --------- -----------
Balance at December 31, 1996     350,000     350,000 1,000,137    10,000     --          (338,700)     --        --       (328,700)
Issuance of restricted
  common stock                                         781,986     7,800    51,800                                          59,600
Issuance of Series B
  redeemable convertible
  preferred stock              1,634,500   4,086,200
Issuance of Series C
  redeemable convertible
  preferred stock              1,333,334   6,000,000
Repurchase of common stock                                                                          (33,300)     (200)        (200)
Net loss                                                                               (4,122,900)                      (4,122,900)
                               --------- ----------- --------- --------- ----------  ------------- --------- --------- -----------
Balance at December 31, 1997   3,317,834  10,436,200 1,782,123    17,800     51,800    (4,461,600)  (33,300)     (200)  (4,392,200)
Issuance of common stock                                45,950       500      5,500                                          6,000
Repurchase of common stock                                                                         (397,325)  (38,700)     (38,700)
Net loss                                                                               (6,272,000)                      (6,272,000)
                               --------- ----------- --------- --------- ----------  ------------- --------- ---------  ----------
Balance at December 31, 1998   3,317,834  10,436,200 1,828,073    18,300     57,300   (10,733,600) (430,625)  (38,900) (10,696,900)
Issuance of common stock
  (unaudited)                                           17,167       200      2,800                                          3,000
Net loss (unaudited)                                                                   (1,158,800)                      (1,158,800)
                               --------- ----------- --------- --------- ----------  ------------- --------- --------- -----------
Balance at March 31, 1999      3,317,834 $10,436,200 1,845,240 $  18,500 $   60,100  $(11,892,400) (430,625) $(38,900) $11,852,700
(unaudited)
                               --------- ----------- --------- --------- ----------  ------------- --------- --------- -----------
                               --------- ----------- --------- --------- ----------  ------------- --------- --------- -----------

   The accompanying notes are an integral part of these financial statements.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                            PERIOD FROM                                PERIOD FROM                                  PERIOD FROM
                             INCEPTION                                  INCEPTION                                    INCEPTION
                           (JUNE 6, 1996)   YEAR ENDED DECEMBER 31,   (JUNE 6, 1996)  THREE MONTHS ENDED MARCH 31, (JUNE 6, 1996)
                              THROUGH                                    THROUGH      ----------------------------    THROUGH
                            DECEMBER 31,    ------------------------   DECEMBER 31,        1998          1999         MARCH 31,
                                1996           1997         1998           1998        (UNAUDITED)   (UNAUDITED)        1999
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Increase (decrease) in
  cash and cash
  equivalents
Cash flows from operating
  activities:
  Net loss                   $(328,800)     $(4,122,900) $(6,272,000)  $(10,723,700)   $(1,846,500)  $(1,158,800)   $(11,882,500)
  Adjustments to
    reconcile net loss to
    net cash used in
    operating activities:
    Depreciation                 7,800          148,200      405,500        561,500        94,800       105,400          666,900
    Increase (decrease)
      resulting from
      operating assets
      and liabilities:
      Accounts receivable           --          (17,700)     (83,700)      (101,400)      (21,600)     (101,500)        (202,900)
      Prepaid expenses              --               --      (31,500)       (31,500)       (6,300)       (7,000)         (38,500)
      Other assets                (400)         (13,000)      (1,600)       (15,000)       (2,300)           --          (15,000)
      Accounts payable          16,600          195,000     (104,000)       107,600       277,600         9,400          117,000
      Accrued employee
        compensation and
        benefits                19,000           61,800      (45,400)        35,400         4,600        43,600           79,000
      Accrued marketing
        expenses                    --           47,000      (30,000)        17,000        30,300         1,000           18,000
      Other accrued
        expenses                    --           54,300       30,200         84,500       (47,000)       12,100           96,600
      Deferred revenue              --               --       28,900         28,900            --        18,300           47,200
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
        Net cash used in
          operating
          activities          (285,800)      (3,647,300)  (6,103,600)   (10,036,700)   (1,516,400)   (1,077,500)     (11,114,200)
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Cash flow from investing
  activities:
  Purchase of short term
    investments                     --       (8,817,400)  (6,282,600)   (15,100,000)     (292,500)           --      (15,100,000)
  Sale of short term
    investments                     --        4,100,000   10,504,300     14,604,300       831,600       495,700       15,100,000
  Purchases of fixed
    assets                     (61,700)        (992,400)    (208,600)    (1,262,700)     (178,800)           --       (1,262,700)
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
        Net cash provided
          by (used in)
          investing
          activities           (61,700)      (5,709,800)   4,013,100     (1,758,400)      360,300       495,700       (1,262,700)
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Cash flows from financing
  activities:
  Proceeds from issuance
    of promissory notes             --               --    1,500,000      1,500,000            --            --        1,500,000
  Proceeds from issuance
    of long-term debt           66,500          808,500      270,900      1,145,900            --            --        1,145,900
  Proceeds from issuance
    of redeemable
    convertible preferred
    stock                      350,000       10,086,200           --     10,436,200            --            --       10,436,200
  Proceeds from issuance
    of common stock                100           59,600        6,000         65,700            --         3,000           68,700
  Repurchase of common
    stock                           --             (200)     (38,700)       (38,900)           --            --          (38,900)
  Repayment of long-term
    debt                            --               --           --             --            --       (72,900)         (72,900)
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
        Net cash provided
          by (used in)
          financing
          activities           416,600       10,954,100    1,738,200     13,108,900            --       (69,900)      13,039,000
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Net increase (decrease) in
  cash and cash equivalents     69,100        1,597,000     (352,300)     1,313,800    (1,156,100)     (651,700)         662,100
Cash and cash
  equivalents, beginning
  of period                         --           69,100    1,666,100             --     1,666,100     1,313,800               --
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Cash and cash
  equivalents, end of
  period                     $  69,100      $ 1,666,100  $ 1,313,800   $  1,313,800    $  510,000    $  662,100     $    662,100
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
Supplement disclosure of
  cash flow information:
  Cash paid for interest     $     700      $    29,000  $    95,800   $    125,500    $   20,459    $   23,845     $    149,345
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------
                           --------------   -----------  -----------  --------------   ------------  ------------  --------------

   The accompanying notes are an integral part of these financial statements.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.       NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

         Bright Tiger Technologies, Inc. (the "Company") develops and markets Web site resource management software designed to help organizations build and manage fast, reliable Web sites.

         Although the Company has commenced planned principal operations, revenues are not yet significant. Accordingly, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

         On April 12, 1999, the Company was acquired by Allaire Corporation ("Allaire"). This transaction was accounted for as a pooling of interests and was effected through the exchange of shares of Allaire's common stock for all of the issued and outstanding shares of the Company. Prior to the transaction, all of the issued and outstanding shares of the Company's Series A preferred stock converted to common stock of the Company. Pursuant to the transaction, each outstanding share of the Company's capital stock was converted into the right to receive shares of Allaire's common stock as follows:


               Common stock                         0.02824
               Series B preferred stock             0.06271
               Series C preferred stock             0.09847


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Significant accounting policies followed in the preparation of the financial statements are as follows:

         CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests excess cash primarily in a money market fund at a major financial institution and U.S. Treasury bills which are subject to minimal credit and market risk.

         The Company's cash equivalents at December 31, 1997 consisted of approximately $47,500 in money market funds and $1,595,600 in U.S. Treasury bills. Short-term investments at December 31, 1997 consisted of U.S. Treasury bills. The Company's cash equivalents at December 31, 1998 consisted of approximately $296,600 in money market funds and $1,493,000 in U.S. Treasury bills. All securities are classified as available-for-sale and are recorded at cost which approximates fair value. Any unrealized gains or losses are recorded as a separate component of stockholders' equity. Gross unrealized and realized gains and losses on sales of securities as of December 31, 1996, 1997 and 1998 and for the period from inception (June 6, 1996) to December 31, 1996 and for the years ended December 31, 1997 and 1998 were not significant.

         FIXED ASSETS
         Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are expensed as incurred.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         REVENUE RECOGNITION
         Revenue for software licenses is recognized when an agreement has been executed, delivery has occurred, no significant vendor obligations remain and collection of the related receivable is probable. Revenue from maintenance and post-contract support contracts are recognized ratably over the contractual periods for which services are performed. Revenue from consulting and service contracts are recognized over the term of the contract using the percentage of completion method of accounting, based upon the proportion that costs incurred bear to total estimated costs at completion.

         RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS
         Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to the establishment of technological feasibility (as defined by SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed") and capitalized thereafter when material to the Company's financial position or results of operations. During the period from inception (June 6, 1996) through December 31, 1998, no software development costs have been capitalized.

         ACCOUNTING FOR STOCK-BASED COMPENSATION
         The Company accounts for stock-based awards to its employees using the intrinsic value based method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations and has adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", through disclosure only (Note 6).

         ADVERTISING EXPENSE
         The Company recognizes advertising expense as incurred. Advertising expense was $0, $141,400 and $213,200 for the period from inception (June 6, 1996) through December 31, 1996 and for the years ended December 31, 1997 and 1998, respectively.

         INCOME TAXES
         The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

         UNAUDITED INTERIM FINANCIAL DATA
         The interim financial data as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 and for the period from inception (June 6, 1996) through March 31, 1999 are unaudited; however, in the opinion of management, the interim financial data include all adjustments, consisting only of

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         normal recurring adjustments, necessary for a fair presentation of the results of operations for these interim periods. The interim financial data are not necessarily indicative of the results of operations for a full fiscal year.



3.       FIXED ASSETS

         Fixed assets consist of the following:

                                                                                        DECEMBER 31,
                                                                 USEFUL LIFE IN    --------------------
                                                                      YEARS          1998       1997
                                                                -----------------  ---------  ---------
Computer equipment and software                                             3     $1,018,900  $ 845,300
Furniture and fixtures                                                      3        228,800    193,400
Leasehold improvements                                                      3         15,000     15,400
                                                                                   ---------  ---------
                                                                                   1,262,700  1,054,100

Less -- accumulated depreciation                                                     561,500    156,000
                                                                                   ---------  ---------
                                                                                   $ 701,200  $ 898,100
                                                                                   ---------  ---------
                                                                                   ---------  ---------

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTESW TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


4.       LONG-TERM DEBT AND LINE OF CREDIT

         In December 1996, the Company entered into, and in July 1997 amended and restated, a loan agreement with a bank for a line of credit under which the Company may borrow up to $875,000 for purchases of equipment, subject to certain limitations. In June 1998, the Company entered into a second agreement with the bank for an additional line of credit of $500,000 for purchases of equipment, subject to the same limitations. All borrowings under these lines of credit are collateralized by substantially all of the Company's assets and bear interest at the bank's prime rate plus 3/4% (8.50% at December 31, 1998). The terms of the lines of credit include certain covenants requiring the maintenance of specified financial ratios and restrictions on the Company's ability to sell or transfer fixed assets and to declare or pay dividends to its stockholders. As of December 31, 1998, the Company was not in compliance with the covenants relating to maintenance of certain financial ratios. Accordingly, the outstanding balance under the lines of credit was immediately callable by the bank and has been classified as a current liability in its entirety. At December 31, 1998, $1,145,900 was outstanding under the aforementioned lines of credit.

         In November 1998, the Company issued promissory notes to existing investors of the Company in exchange for $1,500,000 in cash proceeds. These notes bear interest at 8% per year, and the principal and accrued interest of the notes are payable upon demand by their holders. These notes contain conversion rights whereby the holders of the notes may apply the unpaid principal and interest under the notes to the purchase of equity securities of the Company.

         The line of credit and promissory notes were paid in full in April 1999.

5.       REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

         REDEEMABLE CONVERTIBLE PREFERRED STOCK
         The Preferred Stock has the following characteristics:

                CONVERSION
                Each share of the Series A Preferred Stock and Series B Preferred Stock are convertible at any time at the option of the holder into one and one-half shares of common stock, subject to certain anti-dilution adjustments. Each share of the Series C Preferred Stock is convertible at any time at the option of the holder into one share of common stock, subject to certain anti-dilution adjustments. The Preferred Stock automatically converts into common stock upon the closing of an underwritten public offering of the Company's common stock involving net proceeds to the Company of at least $10 million and a price of not less than $3.67, $6.67 and $13.50 per share, subject to certain anti-dilution adjustments, for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                The Company has reserved 525,000, 2,451,750 and 1,333,334 shares of its common stock for issuance upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively.

                DIVIDENDS
                Holders of the Preferred Stock are only entitled to receive dividends when, as and if declared by the Board of Directors, subject to certain limitations. Through December 31, 1998, no dividends have been declared or paid by the Company.

                REDEMPTION
                At the request of the holders of a majority of the then outstanding shares of Preferred Stock, in November 2002, 2003 and 2004, the Company shall redeem up to 33 1/3%, 50% and 100%, respectively, of the then outstanding shares of Preferred Stock at a per share price of $1.00, $2.50 and $4.50 for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, plus any and all declared but unpaid dividends, subject to certain anti-dilution adjustments. The redemption value of the Preferred Stock issued and outstanding at December 31, 1998 is equal to its issuance price.

                LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE COMPANY
                In the event of any liquidation, dissolution or winding-up of the affairs of the Company, the holders of the then outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be entitled to receive, in preference to the holders of the common stock, a per share payment of $1.00, $2.50 and $4.50, respectively, plus any declared but unpaid dividends. If the remaining assets of the Company are insufficient to pay the Preferred Stockholders the full amount to which they are entitled, any distribution of the remaining assets will be in proportion to the respective amounts which would otherwise be payable if all amounts payable were paid in full. Any assets remaining following the distribution to the holders of the Preferred Stock will be distributed ratably among the common stockholders and the holders of the Series B and Series C Preferred Stock, subject to certain limitations on the aggregate amount payable of $7.50 and $13.50 per share, respectively, as adjusted for certain anti-dilution adjustments.

                VOTING RIGHTS
                Each holder of the Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible at the record date for such vote.

         COMMON STOCK SPLITS
         In connection with the issuance of the Series A Preferred Stock in August 1996, the Board of Directors authorized a 666.76-for-1 common stock split. In April 1997, the Board of Directors authorized a 3-for-2 common stock split effected in the form of a 50% stock dividend. All common share and per share amounts have been retroactively adjusted to reflect both of these stock splits.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         STOCK RESTRICTION AGREEMENTS
         At December 31, 1998, 502,940 of the Company's outstanding shares of common stock were subject to stock restriction agreements. Under each of these agreements, the Company has the option to repurchase any or all unvested shares of common stock in the event of a restricted stockholder's voluntary resignation or termination of employment by the Company at a repurchase price between $0.0001 and $0.10 per share. The number of shares that may be repurchased by the Company is reduced over a five-year period.

         TREASURY STOCK
         During 1997 and 1998, in connection with the resignation of founding stockholders and executives of the Company that were party to stock restriction agreements, the Company repurchased 33,300 and 397,325 shares of unvested common stock for $200 and $38,700, respectively.


6.       1996 STOCK OPTION PLAN

         During 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for the granting of incentive and non-qualified stock options to management, other key employees, consultants and directors of the Company. The total number of shares of common stock that may be issued pursuant to awards granted under the 1996 Plan is 1,293,840. The exercise price under each stock option shall be specified by the Board of Directors at the time of grant. However, incentive stock options may not be granted at less than fair market value of the Company's common stock at the date of grant or for a term in excess of ten years. For holders of more than 10% of the Company's total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company's common stock at the date of grant and for a term not to exceed five years. At December 31, 1998, there were 528,463 shares available for future grant under the 1996 Plan.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         The following table summarizes stock option activity under the 1996
Plan:


                                  PERIOD FROM INCEPTION
                                  (JUNE 6, 1996) THROUGH
                                      DECEMBER 31,                         YEAR ENDED DECEMBER 31,
                                         1996                           1997                     1998
                                  ----------------------       -----------------------   --------------------
                                                WEIGHTED                    WEIGHTED                 WEIGHTED
                                                AVERAGE                     AVERAGE                  AVERAGE
                                                EXERCISE                    EXERCISE                 EXERCISE
                                  SHARES        PRICE          SHARES       PRICE          SHARES    PRICE
                                  ----------   ----------      ---------   -----------   ---------  ---------

Outstanding at beginning of year         --            --       210,750           0.03     470,325       0.11

  Granted                           210,750          0.03       462,075           0.11     491,000       0.45

  Cancelled                              --            --       (12,000)          0.10    (386,448)      0.28

  Exercised                              --            --      (190,500)          0.04     (45,950)      0.13

Outstanding at end of year          210,750          0.03       470,325           0.11     528,927       0.30
                                    -------                     -------                    -------
Options exercisable                      --                      13,906                    136,473
                                    -------                     -------                    -------
Weighted average fair value of
 option grants                         .01                         .01                        .09
                                    -------                     -------                    -------


         The following table summarizes information about stock options outstanding at December 31, 1998:

                                                  OUTSTANDING                          EXERCISABLE
                                       --------------------------------------      ---------------------
                                                     WEIGHTED         WEIGHTED                   WEIGHTED
                                                     AVERAGE          AVERAGE       NUMBER OF    AVERAGE
                                       NUMBER OF    CONTRACTUAL       EXERCISE       OPTIONS     EXERCISE
RANGE OF EXERCISE PRICES                OPTIONS     LIFE (YEARS)       PRICE       EXERCISABLE    PRICE
------------------------               ---------    ------------     --------      -----------  ---------
$0.03                                     10,175         7.9           $0.03           2,157       0.03
$0.10                                    197,200         8.4           $0.10          72,514       0.10
$0.45                                    321,552         9.5           $0.45          61,802       0.45
                                        --------                                     -------
$0.03-$0.45                              528,927         9.1           $0.30         136,473      $0.26
                                        --------                                     -------

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         There was no compensation expense recorded in the Company's statement of operations for the period from inception (June 6, 1996) through December 31, 1996 and for the years ended December 31, 1997 and 1998. Had compensation cost for awards of stock options been determined based on the fair value of these options at their date of grant, consistent with the method prescribed by SFAS No. 123, the Company's net loss would have been as follows:

                                                        PERIOD FROM
                                                      INCEPTION (JUNE
                                                         6, 1996)
                                                          THROUGH       YEAR ENDED DECEMBER 31,
                                                       DECEMBER 31,    -------------------------
                                                           1996            1997         1998
                                                      ---------------  ------------ ------------
Net loss:
  As reported                                            $(328,800)    $(4,122,900) $(6,272,000)
  Pro forma                                              $(328,900)    $(4,123,700) $(6,278,000)


         Because additional option grants are expected to be made in future years and options vest over several years, the above pro forma effects may not be indicative of pro forma effects in future years.

         Under SFAS No. 123, the fair value of each employee option grant is estimated on the date of grant using the Black-Scholes option pricing model to apply the minimum value method with the following weighted-average assumptions used for grants made during the period from inception (June 6, 1996) through December 31, 1996 and for the years ended December 31, 1997 and 1998:

                                                                                  PERIOD FROM
                                                                                   INCEPTION
                                                                                (JUNE 6, 1996)
                                                                                    THROUGH      YEAR ENDED DECEMBER 31,
                                                                                 DECEMBER 31,    -----------------------
                                                                                     1996           1997         1998
                                                                                ---------------  ----------   ----------
Expected option term (years)                                                              5             5          5
Risk-free interest rate                                                                6.40%         6.30%      4.56%
Dividend yield                                                                         0.00%         0.00%      0.00%

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


7.       INCOME TAXES

         Deferred tax assets and liabilities consist of the following:

                                                                                                    DECEMBER 31,
                                                                                                --------------------
                                                                                                   1997       1998
                                                                                                ---------  ---------
Deferred tax assets:
  Net operating loss carryforwards                                                             $1,970,000  $ 4,416,000
  Research and development tax credit carryforwards                                               143,000      335,000
  Bad debt write-offs                                                                                  --        1,000

  Accrued expenses                                                                                 22,000       22,000
                                                                                               ----------   ----------
  Gross deferred tax assets                                                                     2,135,000    4,774,000
Deferred tax liability
  Depreciation                                                                                    (29,000)     (42,000)
                                                                                               ----------   ----------
Net deferred tax assets                                                                         2,106,000    4,732,000

Deferred tax asset valuation allowance                                                         (2,106,000)  (4,732,000)
                                                                                               ----------   ----------
                                                                                               $       --   $       --
                                                                                               ----------   ----------
                                                                                               ----------   ----------

         Realization of total deferred tax assets is contingent upon the generation of future taxable income. Due to the uncertainty of realization of these tax benefits, the Company has provided a valuation allowance for the full amount of its deferred tax assets.

         At December 31, 1998, the Company has net operating loss carryforwards of approximately $10,683,000 and $10,913,000 for federal and state income tax reporting purposes, respectively. At December 31, 1998, the Company had research and development credit carryforwards of $231,000 and $160,000 available to offset future federal and state taxes, respectively. If not used, these carryforwards will expire in 2011 through 2012.

         Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss and tax credit carryforwards which could be utilized annually to offset future taxable income and tax liabilities.

BRIGHT TIGER TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


8.       COMMITMENTS

         The Company leases its office space under a noncancellable operating lease which expires on March 31, 2000. Rent expense for the period from inception (June 6, 1996) through December 31, 1996 and for the years ended December 31, 1997 and 1998 was approximately $15,000, $138,800 and $168,000, respectively.

         Future minimum payments due under the aforementioned lease as of December 31, 1998 are as follows:


  YEAR ENDING
 DECEMBER 31,
---------------
        1999                                            $ 162,800
        2000                                               40,100
                                                        ---------
                                                        $ 202,900
                                                        ---------
                                                        ---------